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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Biomet, Inc. on Form S-8 (File Nos. 333-65139, 333-00331, 33-75618,
33-65700, 33-50268, 33-37561, 33-26826 and 33-7361), on Form S-4 (File No.
333-88905) and on Form S-3 (File Nos. 33-50420, 33-27008 and 333-94959) and in
the related Prospectus of our report dated July 6, 2000, on our audits of the consolidated financial statements and financial statement schedule of Biomet, Inc. and subsidiaries at May 31, 2000 and 1999, and for each of the three years in the period ended May 31, 2000, which report is included in this Annual Report on Form 10-K.



                                     /s/ PricewaterhouseCoopers LLP


South Bend, Indiana
August 8, 2000